UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2009

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-9321	23-6858580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center
367 South Gulph Road
King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 265-0688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of new Trustee

On April 15, 2009, the Board of Trustees of Universal Health Realty Income Trust (the “Trust”) increased the size of its board by one person and elected Randall C. Stein as a trustee of the Trust (“Trustee”) in Class I for a term that will expire at the 2011 Annual Meeting of Shareholders. Mr. Stein is “independent” under the applicable Securities and Exchange Commission rules and regulations and the New York Stock Exchange listing standards. A majority of the Trust’s Board of Trustees and each member of its committees is “independent”.

On April 20, 2009, the Trust issued a press release announcing Mr. Stein’s appointment to its Board of Trustees. The press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1     Universal Health Realty Income Trust press release dated April 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

Date: April 20, 2009	By:	/s/ Alan B. Miller
	Name: Title:	Alan B. Miller Chairman of the Board, Chief Executive Officer and President

	By:	/s/ Charles F. Boyle
	Name: Title:	Charles F. Boyle Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Press release dated April 20, 2009.